As filed with the Securities and Exchange
Commission on April 14, 2002
Commission File Number   333-75244

     SECURITIES AND EXCHANGE COMMISSION
        Washington, D.C.  20549
            Amendment 1 to
     FORM SB-2 REGISTRATION STATEMENT
     Under The Securities Act of 1933

            NODESYSTEM AMERICA, INC.

 Nevada                            88-0498500
(State or other  (Primary Standard Industrial   (I.R.S. Employer
jurisdictions     Classification Code Number)       Identification number)
of incorporation
or organization

         2530 Poplynn Drive
   North Vancouver, B.C. Canada V7J 2Y2
        Telephone:  604-987-6610
 (Address and telephone number of registrant's principal executive offices and principal place of business.)

           Joo-Young Kim
         2530 Poplynn Drive
   North Vancouver, B.C. Canada V7J 2Y2
        Telephone:  604-987-6610
  (Name, address and telephone number of agent for service.)

with copies to:
     Jody M. Walker, Attorney At Law
       7841 South Garfield Way
      Littleton, Colorado 80122

If any of the securities being registered on this
Form are to be offered on a delayed or continuous
basis pursuant to Rule 415 under the Securities Act
of 1933, check the following box:   | x |

                       CALCULATION OF REGISTRATION FEE
Title of each                           Proposed      Proposed       Amount of
class of              Amount to be      offering     aggregate     registration
securities             registered        price     offering price      fee
common stock(1)         730,000          $ .20        $146,000         $36.00

  (1)Represents common stock being registered on behalf of Selling Security Holders.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with
Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

Preliminary Prospectus Dated April 10, 2002
SUBJECT TO COMPLETION

      730,000 common shares on behalf of selling security holders at $.20 per common share

         NODESYSTEM AMERICA, INC.


No public market currently exists for our shares.


We will not receive any cash or other proceeds in connection with the subsequent sale by selling security holders.


Each selling security holder may be deemed to be an underwriter under the Securities Act of 1933.


Consider carefully the risk factors beginning on page 6 in this prospectus.


Neither the SEC nor any state securities commission
has approved these common shares or determined that
this prospectus is accurate or complete.   Any
representation to the contrary is a criminal offense.


The information in this prospectus is not complete
and may be changed. We may not sell these
securities until the registration statement filed
with the Securities and Exchange Commission is
effective.   This prospectus is not an offer to
sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

The date of the prospectus is April 10, 2002.

            TABLE OF CONTENTS
PROSPECTUS SUMMARY                          5
RISK FACTORS                                6
  We have not conducted any operations
  We do not have a market in our securities
  We do not meet the requirements for our
      stock to be quoted on NASDAQ
  The selling shareholders may have
      liability
  Our auditors have expressed a going
      concern
  We will need to pursue additional
      debt or equity financing
  Nodesystem Korea may not be able to
      protect its proprietary technology
SELLING SECURITY HOLDERS                    9
TERMS OF THE OFFERING                      10
USE OF PROCEEDS                            11
DILUTION                                   11
NODESYSTEM AMERICA, INC.                   11
PLAN OF OPERATION                          14
MANAGEMENT                                 15
PRINCIPAL SHAREHOLDERS                     16
CERTAIN TRANSACTIONS                       18
SHARES ELIGIBLE FOR FUTURE SALE            18
MARKET FOR COMMON STOCK                    18
DESCRIPTION OF SECURITIES                  19
INDEMNIFICATION                            20
INTERESTS OF NAMED EXPERTS AND COUNSEL     20
LEGAL MATTERS                              20
LEGAL PROCEEDINGS                          21
ADDITIONAL INFORMATION                     21
EXPERTS                                    22
FINANCIAL STATEMENTS                       22

             Prospectus Summary

Nodesystem

Our executive offices are located at 2530 Poplynn
Drive, North Vancouver, B.C., Canada V7J 2Y2.
These offices consist of 1,000 square feet leased from Joo Young Kim, president for $700 a month on a two year lease commencing May 1, 2001. Our telephone number is 604-987-6610.

Corporate
Operations         We are a development company
                   that has an exclusive license to
                   use and sell the products of
                   Nodesystem Korea, Inc., an
                   affiliate, in North America
                   including Carribean countries
                   and Canada.

                   Nodesystem Korea, Inc. is
                   engaged in the business of
                   manufacturing TVTel Box and
                   possessing a TV-Tel Solution, a
                   television advertising system
with one-touch-free-phone-
service. The TV-Tel Solution
allows a customer to make a free
telephone call to purchase goods
through a call center while the
customer watches the commercials
on television for that particular
item.

We have not conducted any
operations to date and have not
generated any revenues.

Financial
Constraints        We currently have limited
                   working capital and are
                   dependent on sale of our common
                   shares to commence operations
                   until we receive revenues from
                   the sale of the products.

Our accumulated deficit as of
November 30, 2001 was $64,622.
On January 31, 2002, Nodesystem
received a commitment letter
from Nodesystem Co., Ltd. that
commits total loans of $150,000
to be granted from June 2002 to
June 2003.  The loans have an
annual interest rate of 5% and
are to be repaid in six semi-
annual installments with a one
year grace period.

We intend to pursue additional
debt or equity financing to
fully implement our business
plan.

Sales by Selling
Security Holders   We are registering common
                   shares on behalf of selling
                   security holders in this
                   prospectus. We will not receive
                   any cash or other proceeds in
                   connection with the subsequent
                   sale.   We are not selling any
                   common shares on behalf of
                   selling security holders
                   and have no control or affect
                   on these selling security
                   holders.

Market for
Common Stock       We currently have no trading
                   market for our securities.  We
                   cannot assure you that an active
                   trading and/or a liquid market
                   will develop in our securities.

Transfer Agent     Liberty Transfer Corporation
                   located in New York, New York,
                   acts as our transfer agent.


              Risk Factors

1. We have not conducted any operations to date and have not generated any revenues.

We have a very limited operating history. Since our
incorporation we performed only administrative
operations to pursue this offering.  We have an
accumulated deficit of ($64,622) as of November 30,
2001.  We have had no material operating revenue to
date and expect to incur losses and administrative
expenses until we begin the sales of our licensed
products.   If we cannot generate revenues, you may
lose your entire investment.

2. We do not have a market in our securities. If our common stock has no active trading market, you may not be able to sell your common shares at all.

We do not have a public market for our common shares. We cannot assure you that a public market will ever develop. Consequently, you may not be able to liquidate your investment in the event of an emergency or for any other reason.

3.     We do not meet the requirements for our
stock to be quoted on NASDAQ and the tradability in our stock will be limited under the penny stock regulation.

If the trading price of our common stock is less
than $5.00 per share, trading in the common stock
would also be subject to the requirements of Rule
15g-9 under the Exchange Act.   Under this rule,
broker/dealers who recommend low-priced securities to persons other than established customers and accredited investors must satisfy special sales practice requirements. The broker/dealer must make an individualized written suitability determination for the purchaser and receive the purchaser's written consent prior to the transaction.

SEC regulations also require additional disclosure in connection with any trades involving a "penny stock", including the delivery, prior to any penny stock transaction, of a disclosure schedule explaining the penny stock market and its associated risks. Such requirements severely limit the liquidity of the common stock in the secondary market because few broker or dealers are likely to undertake such compliance activities. Generally, the term penny stock refers to a stock with a market price of less than $5.00 per share.

4. The selling shareholders may have liability because of their status as underwriters.

Under the Securities Act of 1933, the selling security holders will be considered to be underwriters of the offering. The selling security holders may have civil liability under Section 11 and 12 of the Securities Act for any omissions or misstatements in the registration statement because of their status as underwriters.

5. Our auditors have expressed a going concern issue that notes our need for capital and/or revenues to survive as a business.

Our auditors have expressed reservations concerning our
ability to continue as a going concern.  They have
stated in their report that there is substantial doubt
about our ability to continue as a going concern.   We
have not yet received any revenues from the sale of our licensed products and will continue to incur losses.

6. We will need to pursue additional debt or equity financing to fully implement our business plan.

Our limited history of operations may make it difficult for us to obtain such financing.
To fully implement our business plan, we will require additional funding. If we are unable to obtain funding, our business could be negatively affected. We have no history of operations and we may have difficulty in obtaining financing on reasonable terms. We cannot assure you that our operations will be profitable.

7.   Nodesystem Korea may not be able to protect its
proprietary technology, systems designs and
manufacturing processes.   We may never become
profitable.

Nodesystem Korea has a patent pending in Korea (P/T
#:10-2000-00030985.   Our competitors may independently
develop or patent technologies or processes that are superior to ours. If we are found to be infringing on third party patents, we do not know whether we will be able to obtain licenses to use such patents on acceptable terms, if at all. Failure to obtain needed licenses could delay or prevent the sale of our systems.

We rely, in part, on contractual provisions to protect our trade secrets and proprietary knowledge. These agreements may be breached, and we may not have adequate remedies for any breach.

Our trade secrets may also be known without breach of such agreements or may be independently developed by competitors. Our inability to maintain the proprietary nature of our licensed products could harm our business, prospects, results of operations or financial condition.

8. Your vote will not affect the outcome of any shareholder vote since our principal stockholder will retain approximately 65.46% of our outstanding stock.

Upon the completion of this offering, our principal stockholder, Joo Young Kim, will retain approximately
65.46% of our outstanding stock. For instance, Mr. Kim would be able to control the outcome of all stockholder votes, including votes concerning director elections, charter and by-law amendments and possible mergers, corporate control contests and other significant corporate transactions.


        Selling Security Holders

Nodesystem America shall register pursuant to this prospectus 730,000 common shares currently outstanding for the account of the following individuals or entities. The percentage owned prior to and after the offering reflects all of the then outstanding common shares. The amount and percentage owned after the offering assumes the sale of all of the common shares being registered on behalf of the selling security holders.

Name                Amount    Total Number     % Owned         Number of         % Owned
                    Being       Owned          Prior to      Shares Owned         After
                 Registered   Currently        offering      After offering      offering
Joo Young Kim(1)   10,000     10,300,000        65.46%         10,290,000         65.46%
Kyung Sook Kim(1)  10,000       10,000            .06%                 0            .00%
Young-Kuk Kim      10,000       10,000            .06%                 0            .00%
Seong-Man Kim      10,000       10,000            .06%                 0            .00%
Yon Sook Kim       10,000       10,000            .06%                 0            .00%
Tai Young Huh      10,000       10,000            .06%                 0            .00%
Hae Sook Kim       10,000       10,000            .06%                 0            .00%
Byungsuk Choi      10,000       10,000            .06%                 0            .00%
Young Mo Lee       10,000       10,000            .06%                 0            .00%
Pil-Ye Kim         10,000       10,000            .06%                 0            .00%
Kun Sook Lee       10,000       10,000            .06%                 0            .00%
Eun Young Kim      10,000       10,000            .06%                 0            .00%
Soon Gi Lee        10,000       10,000            .06%                 0            .00%
Young Ik Hwang     10,000       10,000            .06%                 0            .00%
Chong Ouk Kim      10,000       10,000            .06%                 0            .00%
Peter Choi         10,000       10,000            .06%                 0            .00%
William Choi       10,000       10,000            .06%                 0            .00%
Jae Won Hur        10,000       10,000            .06%                 0            .00%
Joon Won Hur       10,000       10,000            .06%                 0            .00%
Hai-Sung Lee       10,000       10,000            .06%                 0            .00%
Dong-Soo Lee       10,000       10,000            .06%                 0            .00%
Byuk Huh           10,000       10,000            .06%                 0            .00%
Dong Wook Shin     10,000       10,000            .06%                 0            .00%
Youn Soo Lee       10,000       10,000            .06%                 0            .00%
Duk Kyu Yoon       10,000       10,000            .06%                 0            .00%
Kwang Soo Park     10,000       10,000            .06%                 0            .00%
Kyung Ha           10,000       10,000            .06%                 0            .00%
In Kwoen Ryu       10,000       10,000            .06%                 0            .00%
Hyang Keun Ryu     10,000       10,000            .06%                 0            .00%
Yong do Choi       10,000       10,000            .06%                 0            .00%


Hyun Sook Kim      10,000       10,000            .06%                 0            .00%
Yoon Young Choi    10,000       10,000            .06%                 0            .00%
Woon Kyung Jung    10,000       10,000            .06%                 0            .00%
Kum Jin Chung      10,000       10,000            .06%                 0            .00%
Camko Capital
   Corp.          175,000      175,000           1.11%                 0            .00%
Jody Walker        20,000       20,000            .12%                 0            .00%
Muir Management
  Corporation     175,000      175,000           1.11%                 0            .00%
Sara Sander        10,000       10,000            .06%                 0            .00%

Joo Young Kim is president and director of
Nodesystem America.   Kyung Sook Kim is secretary
and director of Nodesystem.

             Terms of the Offering

Plan of Distribution.   We are not selling any
common shares on behalf of selling security holders and have no control or affect on the common shares being registered on behalf of these selling security holders.

Our common shares are not traded currently on the
over-the-counter market.   The selling security
holders may sell their common shares in one or more
transactions.   These may include "block"
transactions in the over-the-counter market, if one develops, in negotiated transactions or in a combination of such methods of sales, at $.20 per common share.

The selling security holders may effect such transactions by selling the common shares directly to purchasers, or may sell to or through agents, dealers or underwriters designated from time to time, and such agents, dealers or underwriters may receive compensation in the form of discounts, concessions or commissions from the selling security holders and/or the purchaser(s) of the common shares for whom they may act as agent or to whom they may sell as principals, or both.

The selling security holders and any agents, dealers or underwriters that act in connection with the sale of the common shares might be deemed to be underwriters within the meaning of Section 2(11) of the Securities Act, and any discount or commission received by them and any profit on the resale of the common shares as principal might be deemed to be underwriting discounts or commissions under the Securities Act.

We are not aware of any current or future plans, proposals, arrangements or understandings by any selling security holders to distribute their registered shares of common stock of NodeSystem
America to their respective outstanding
shareholders or partners.

We are not aware of any plans, arrangements or understandings by any selling security holders to sell their registered shares of common stock to any particular individual(s) or to use such registered shares to satisfy contractual obligations.

We will receive no portion of the proceeds from the
sale of the common shares by the selling security
holders and will bear all of the costs relating to
the registration of this offering (other than any
fees and expenses of counsel for the selling
security holders).   Any commissions, discounts or
other fees payable to a broker, dealer,
underwriter, agent or market maker in connection with the sale of any of the common shares will be borne by the selling security holders.

Offering Period.   This offering will terminate on
or before December 31, 2003.

              Use of Proceeds

We will not receive any cash or other proceeds in connection with the subsequent sale by the selling security holders.

                 Dilution

Further Dilution. We may issue additional restricted common shares pursuant to private business transactions. Any sales under Rule 144 after the applicable holding period may have a depressive effect upon the market price of Nodesystem America's, Inc. common shares and investors in this offering upon conversion.

          NodeSystem America, Inc.

We were incorporated in the state of Nevada in
April 2001.   Our executive offices are located at
2530 Poplynn Drive, North Vancouver, B.C., Canada
V7J 2Y2. These offices consist of 1,000 square feet, leased on two year basis commencing May 1, 2001 from Joo Young Kim, president at the lease rate of $700. Our telephone number is 604-987-
6610.

We are in developmental and promotional stages. To date our only activities have been organizational ones, directed at developing our business plan.
We have not commenced any operations. We have no employees and own no real estate.

As part of our business plan, NodeSystem America shall file a form 8-A on a voluntary basis in order to become subject to the reporting requirements of the Securities Exchange Act of 1934.

License Agreement.   On June 30, 2001, we entered
into a license agreement with Nodesystem Co., Ltd., a Korean company, by which we obtained the exclusive right to use and sell their products and systems in the United States and Canada. We issued
4,710,000 common shares to NodeSystem Korea. under the license agreement. The license agreement is for a term of five years.

Products and systems.   Our sole intended business
is being a licensee for Nodesystem Korea.
Nodesystem Korea manufactures TVTel Boxes and has
developed a TV-Tel Solution, a television
advertising system, of which the patent is pending
in Korea (P/T #: 10-2000-00030985) and has applied
for a patent cooperation treaty, a world
intellectual property organization for the world
wide system for simplified mutual filing for patent
application in the field of specified channel of
cable television and automatic dial telephone
device and control system according to the choice
of frequency, and is currently developing the TV-
Tel 2 System.   The PCT will allow patent
protection in 108 countries.

The TV-TEL 2 System is an advanced version of TV-
TEL Solution that is under development jointly by Nodesystem Korea and Korea Electronics Technology
Institute, a Korean government-supported entity.
The TV-TEL 2 System has the following features and capabilities:
    - reception of digital video broadcasting;
    - web browser;
    - picture-in-picture (PIP)
    - telephone connection function and
    - information control over server and client.

We intend to sell the TV-TEL 2 System when completed.

The TV-Tel Solution allows a customer to make a free telephone call to purchase goods through a call center while the customer watches the commercials on television for that particular item.

When a customer wants to buy any item from the television screen, the customer can use the call-center button on the TV-Tel and can get non-stop services like:

   -  purchase
   -  payment and
   -  delivery

from the call center.

The TV-TEL solution consists of
   -   a compact structure composed of the TV-TEL
box which is a terminal using the existing
telephone line and a cable television channel that
runs targeted commercials.   The TV-Tel Solution
will sell for $79 retail and $59 wholesale.

Our TV-Tel box's call-center button immediately connects consumer to call-center with one button.
Call center operator can collect funds by credit cards and send purchase order to distribution center that ships out upon receipt of the order instruction. TV audiences may not need to keep or remember 11-digit telephone number for order.

Through this easy way of order system, they can provide convenience to consumers and increase sales.

Audiences can make a free-of-charge long distance and oversea phone calls, while they watch TV advertisement. This system has a monitoring system that the phone call can last, only while an audience watches the advertisement.

NodeSystem America will be responsible for the customers' telephone charges.

Generation of Revenue.   Our income will be
generated mostly from three sources.
   -   sale of TV-Tel device to audiences
   -   sharing advertising income with cable,
satellite company or shopping channel company after paying customers' telephone charges to telephone company.
   -   commission from sales through call center.

Potential Benefits to target markets.    Management
is of the opinion that by analyzing the call center
database, advertisers can do intensive target
marketing. Call center database can provide
information on sales volume by area, time, gender,
season, month and product.   The information and
feedback can enable advertisers or shopping channel to more precisely predict what kinds of consumer groups watch the advertisement at what time.

As a result, cable service provider and home shopping channels can work together to:
   -   build up an audience base,
   -   charge on advertisement and
   - decrease telephone bills utilizing volume discounts.

Marketing Strategy.   Our major market is cable
companies, satellite companies who can transmit the
advertisements and shopping channel companies.   We
started promoting our solution to cable companies
by participating an international cable show held
in Chicago in June 2001 that was sponsored by the
National Cable & Telecommunications. We have
noticed recent technological advancements in the
form of Broadband upgrades that make it possible
for telephone calls, internet communication, and
cable TV over one network.   While NodeSystem Korea
is developing TV-Tel 2 System for digitalization, our current TV-Tel solution can work effectively through the call center.

NodeSystem Korea has verbally agreed to assist us
with marketing their products.   NodeSystem Korea
started commercial operation jointly with Korea's
Joong Ang Cable Co., Ltd in April 2001.

In addition, NodeSystem Korea has entered into an export contract in June 2001 with a Chinese advertising company to ship 14,000 TV-Tel boxes.

We intend to use well-established cable TV or direct broadcast satellite companies. Especially, we intend to work with cable companies that have a home shopping channel.

Competition.   Our major competitors are companies
that provide
   -   Internet Phone,
   -   Web-Phone and
   -   Call Bank.

Internet Phone and web-phone companies include
Dialpad, iConnectHere, net2phone, Go2Call and
PCCall.

These technologies are in competition with us because each provides an advertising medium most similar to our products.

Based on our informal in-house research, internet
phone and web-phone companies do not have target
advertising available.  Internet Phone utilizes
banner advertising while Web-Phone utilizes a
moving picture advertisement.   Call Bank is voice
advertising only with individual tailored advertisements available. Our system is the only system designed to be used with television advertising.

The Internet phones require a computer and the
users or subscribers need to be able to use the
computer.   Some Internet phones are available
without a computer, however, they still require an Internet appliance at over $200 and calling rates still apply.

We expect to compete on the basis of price and ease of use.

Reports to Security Holders.   We shall become
subject to the informational requirements of the
Securities Exchange Act of 1934, as amended, and in
accordance therewith will file reports and other
information with the Securities and Exchange
Commission.   We have not yet filed any reports
with the Securities and Exchange Commission.

The reports and other information filed by us can
be inspected and copied at the public reference
facilities maintained by the Commission in
Washington, D.C. and at the Chicago Regional
Office, Citicorp Center, 500 West Madison Street,
Suite 1400, Chicago, Illinois 60661-2511.   Copies
of such material can be obtained from the Public
Reference Section of the Commission, Washington,
D.C. 20549 at prescribed rates.

We will furnish to shareholders:
       -   an annual report containing financial
            information examined and reported upon
            by its certified public accountants;
       -   unaudited financial statements for each
            of the first three quarters of the
            fiscal year; and

       -   additional information concerning the
business and operations of NodeSystem
America deemed appropriate by the Board
of Directors.


              Plan of Operation

We have not had any revenues since inception.

Our ability to continue as a going concern is dependent upon obtaining capital in order to meet our ongoing corporate obligations and in order to continue and expand pursuant to the current strategic business plan

Financial liquidity and Capital Resources.

For the period from inception to November 30, 2001, Nodesystem America did not pursue any investing activities.

For the period from inception to April 30, 2001, Nodesystem America had organizational costs of $248 resulting in net cash used by investing activities of $248.

For the period from inception to November 30, 2001, Nodesystem America did not pursue any financing activities.

The initial working capital for Nodesystem America
has been obtained through the sales of common
shares.   For the period from inception to July 31,
2001, Nodesystem America issued common shares for $69,774 resulting in net cash provided by financing activities of $69,774.

Results of Operations.   For the period from
inception to November 30, 2001, we did not generate
any revenues.   We had a net loss of $16,335 for
that same period.   General and adminstrative
expenses were $16,335 and consisted of
   -   consulting services of $7000,
   -   legal and accounting fees of $4,754 and
   -   general adminstration of $4,581.


For the period from inception to July 31, 2001, we
did not generate any revenues.   We had a net loss
of $48,052 for that same period.   General and
administrative expenses were $48,052 for the four months ended July 31, 2001 and consisted of

   -   salaries and benefits of $10,290
   -   consulting services of $30,350
   -   legal and accounting fees of $1,500\
   -   other expenses of $5,912.

Plan of Operation.   During the second quarter of
2002, NodeSystem America will prepare for
   -  the launching of its website ($500)
   -  obtaining a new licensing agreement to add
Central America ($1,000)
   -   completing our database for potential
clients and market practice ($1,000)
   -   identifying/appointing marketing agents
($1,000)
   - importing sample products and introducing the solution to the potential clients ($5,000)

During the third quarter of 2002, NodeSystem
America will
   -   attend the 2002 Cable Show ($2,000)
   -   contact potential clients and marketing
trips ($500)
   -   achieving contracts for test sale
   - hiring marketing manager, administrative officer and technician ($48,000)

During the fourth quarter of 2002, NodeSystem
America will concentrate on
   -   stabilizing our operations
   - focusing marketing to clients succeeding in the test sale and
   -   our after-service

On a long-term basis, liquidity is dependent on commencement of sale operation and the receipt of revenues as well as additional infusions of equity and/or debt capital. We believe that additional equity and debt financing in the short term will allow us to implement our marketing plan for the sale of the TV-TEL Solution.

We believe this will result in revenue and liquidity in the long term. However, there can be no assurance that Nodesystem America will be able to obtain the additional equity or debt financing in the future. Although we have received a commitment from NodeSystem Korea to provide loans to us, we may be forced to terminate if we are not able to obtain additional equity or financing in the future.

                   Management

Pursuant to the certificate of incorporation, each director shall serve until the annual meeting of the stockholders, or until his successor is elected and qualified. Nodesystem America's basic philosophy mandates the inclusion of directors who will be representative of management, employees and the minority shareholders of Nodesystem America.
Directors may only be removed for "cause". The term of office of each officer of Nodesystem
America is at the pleasure of our board of directors.

The principal executive officers and directors of Nodesystem America are as follows:

Name                         Position                   Term(s) of
                                                          Office
Joo Young Kim            President and Director           Inception
 Age 51                                                  To present

Kyung Sook Kim	     Secretary and Director             Inception
 Age 46                                                  To present

Kum-Suk Lee                  Director                     Inception
 Age 31                                                  To present

The directors named above will serve until the next
annual meeting of Nodesystem America's
stockholders.   Officers will hold their positions
at the pleasure of the board of directors, absent any employment agreement, of which none currently exists or is contemplated.

There is no arrangement or understanding between the directors and officers of Nodesystem America, Inc. and any other person under which any director or officer was or is to be selected as a director or officer.

Biographical Information

Joo Young Kim.   Mr. Kim has been president and
director of Nodesystem America since inception.
Mr. Kim has been president of Kim's Krafts, Ltd, an
importer and distributor of general merchandise
since 1984.   Mr. Kim graduated from the Hankook
University of Foreign Studies in Seoul Korea with a
Bachelor of Arts degree in 1973.

Kyung Sook Kim.   Mrs. Kim has been secretary and
director of Nodesystem America since inception.
Mrs. Kim has been secretary of Kim's Krafts, Ltd,
an importer and distributor of general merchandise
since 1984.   Mrs. Kim graduated from E-Wha Womens'
University with a Bachelor of Arts degree in 1979.

Kum-Suk Lee.   Mr. Lee had been a director of
Nodesystem America since inception.   From March
1997 to November 1998, Mr. Kee was a sales manager
for New York Life Korea, a life insurance company.
From November 1998 to February 2000, Mr. Lee was
president of Dream Telecom.   From February 2000 to
present, Mr. Lee has been CEO and president of
NodeSystem Co., Ltd.   Mr. Lee graduated from
Daejun Chimshin University with a Bachelor of Arts degree in 1993 and masters degree in 1998.

Marital relationship.   Joo Young Kim and Kyung
Sook Kim are husband and wife.

Remuneration.   In May 2001, Mr. Kim received
10,290,000 common shares for services rendered
prior to the organization of Nodesystem.   No other
remuneration has been paid to the executive officers since inception.

Executive officers will participate in company benefit plans including health insurance, life insurance and future 401K Plans, yet to be determined.

Board of Directors Compensation.    Director
liability insurance may be provided to all members
of the Board of Directors.  Nodesystem America,
Inc. has not yet obtained such insurance and does
not have any specifics for available cost and
coverage.   Nodesystem America, Inc. does not have
a specific time frame to obtain the insurance.   No
differentiation is made in the compensation of "outside directors" and those officers of Nodesystem America, Inc. serving in that capacity.

Management Incentive Plan.   We intend to establish
a management incentive plan by which our executive officers will receive additional annual compensation based on meeting criteria of growth relating to our sales and profits.

          Principal Shareholders

There are currently 15,730,000 common shares outstanding. The following tabulates holdings of shares of Nodesystem America by each person who, subject to the above, at the date of this prospectus, holds of record or is known by management to own beneficially more than 5.0% of the common shares and, in addition, by all directors and officers of Nodesystem America individually and as a group

                     Number of shares                      Number of shares
Name and Address     currently owned(1)     Percentage    owned after offering
Percentage
Joo Young Kim           10,300,000             65.52%          10,290,000       65.46%
2530 Poplynn Drive
North Vancouver,
British Columbia,
Canada V7J 2Y2

Kyung Sook Kim              10,000               .06%                   0         .00%
2530 Poplynn Drive
North Vancouver,
British Columbia,
Canada V7J 2Y2

Kum-Suk Lee                      0               .00%                   0         .00%
Rm. 954
Hongreung Venture Valley
39-1 Hawolkok-dong
Sungbuk-ku, Seoul, Korea

Officers and Directors
   (3 persons) as a
    group               10,310,000             65.52%          10,290,000       65.46%

Node System Co., Ltd.    4,710,000             29.96%           4,710,000       29.96%
Rm. 954
Hongreung Venture Valley
39-1 Hawolkok-dong
Sungbuk-ku, Seoul, Korea

(1)Pursuant to Rule 13d-3 under the Securities
Exchange Act of 1934, as amended, beneficial ownership of a security consists of sole or shared voting power, including the power to vote or direct the voting, and/or sole or shared investment power, including the power to dispose or direct the disposition, with respect to a security whether through a contract, arrangement, understanding, relationship or otherwise.

Unless otherwise indicated, each person indicated above has sole power to vote, or dispose or direct the disposition of all shares beneficially owned, subject to applicable community property laws.

               Certain Transactions

On January 31, 2002, Nodesystem received a commitment letter from Nodesystem Co., Ltd. that commits total loans of $150,000 to be granted from June 2002 to June 2003. The loans have an annual interest rate of 5% and are to be repaid in six semi-annual installments with a one year grace period.

Our executive offices are leased from Joo Young
Kim, president for $700 a month on a two year lease commencing May 1, 2001.

In July 2001, Nodesystem America issued 4,710,000 common shares to purchase the exclusive right to market a television advertising system from Nodesystem Korea Company, Ltd., an affiliate of
Nodesystem America.

In May 2001, Mr. Kim received 10,290,000 common shares for services rendered prior to the organization of Nodesystem.


      Shares Eligible for Future Sale

Nodesystem America currently has 15,730,000 shares
of common stock outstanding. Of these, 15,000,000
common shares will be deemed to be restricted
securities after the offering.   Other securities
may be issued, in the future, in private transactions pursuant to an exemption from the Securities Act. Rule 144 provides, in essence, that a person who has held restricted securities for a period of two years may sell every three months in a brokerage transaction or with a market maker an amount equal to the greater of 1% of Nodesystem America's outstanding shares or the average weekly trading volume, if any, of the shares during the four calendar weeks preceding the sale.

The amount of restricted securities which a person
who is not an affiliate of Nodesystem America may
sell is not so limited.   Nonaffiliates may each
sell without limitation shares held for three
years. Nodesystem America will make application for
the listing of its Shares in the over-the-counter
market.  Sales under Rule 144 may, in the future,
depress the price of Nodesystem America's Shares in
the over-the-counter market, should a market
develop.   Prior to this offering there has been no
public market for the common stock of Nodesystem
America.   The effect, if any, of a public trading
market or the availability of shares for sale at prevailing market prices cannot be predicted.
Nevertheless, sales of substantial amounts of shares in the public market could adversely effect prevailing market prices.


     Market for Common Stock and
     Related Stockholder Matters

Market Information.     Nodesystem America's common
stock is not listed in the pink sheets or in the OTC Bulletin Board maintained by the NASD.

Holders.   The approximate number of holders of
record of Nodesystem America's no par value common stock, as of October 31, 2001 was 39.

Dividends.   Holders of Nodesystem America's common
stock are entitled to receive such dividends as may be declared by its board of directors.

          Description of Securities

Our articles of incorporation authorize us to issue up to 25,000,000 common shares, $.001 par value per common share

Liquidation Rights. Upon liquidation or
dissolution, each outstanding common share will be entitled to share equally in the assets of NodeSystem America legally available for distribution to shareholders after the payment of all debts and other liabilities.

Dividend Rights.   There are no limitations or
restrictions upon the rights of the Board of Directors to declare dividends out of any funds legally available therefore. Nodesystem America has not paid dividends to date and it is not anticipated that any dividends will be paid in the foreseeable future. The Board of Directors initially may follow a policy of retaining earnings, if any, to finance the future growth of Nodesystem America. Accordingly, future dividends, if any, will depend upon, among other considerations, Nodesystem America's need for working capital and its financial conditions at the time.

Voting Rights.   Holders of common shares of
Nodesystem America are entitled to cast one vote for each share held at all shareholders meetings for all purposes.

Other Rights.   Common shares are not redeemable,
have no conversion rights and carry no preemptive or other rights to subscribe to or purchase additional common shares in the event of a subsequent offering.

Transfer Agent.   Liberty Transfer Corporation
located in New York, New York acts as our transfer agent.

              Indemnification

Our bylaws do not contain a provision entitling any director or executive officer to indemnification against liability under the Securities Act of 1933.
The Nevada Revised Statutes allow a company to indemnify its officers, directors, employees, and agents from any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative, except under certain circumstances. Indemnification may only occur if a determination has been made that the officer, director, employee, or agent acted in good faith and in a manner, which such person believed to be in the best interests of the company. A determination may be made by the shareholders; by a majority of the directors who were not parties to the action, suit, or proceeding confirmed by opinion of independent legal counsel;
or by opinion of independent legal counsel in the event a quorum of directors who were not a party to such action, suit, or proceeding does not exist.

Provided the terms and conditions of these provisions under Nevada law are met, officers, directors, employees, and agents of Nodesystem
America may be indemnified against any cost, loss, or expense arising out of any liability under the '33 Act. Insofar as indemnification for liabilities arising under the '33 Act may be permitted to directors, officers and controlling persons of Nodesystem America. Nodesystem America has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy and is, therefore, unenforceable.

              Interests of Named
              Experts and Counsel

Jody M. Walker, securities counsel, received
20,000 common shares for legal services rendered.

None of the other experts or counsel named in the prospectus are affiliated with Nodesystem America.

                 Legal Matters

Certain legal matters with respect to the issuance of the securities offered hereby will be passed upon by J. M. Walker, Attorney-At-Law.


                 Legal Proceedings

Nodesystem America is not involved in any legal proceedings as of the date of this prospectus.

           Additional Information

We have filed with the Securities and Exchange
Commission a registration statement under the Act with respect to the securities offered hereby.
This prospectus does not contain all of the information set forth in the registration statement, some parts are omitted in accordance with the Rules and Regulations of the Commission.
For further information with respect to NodeSystem
America and the securities offered hereby, reference is made to the registration statement.

Copies of such materials may be examined without charge at, or obtained upon payment of prescribed fees from, the Public Reference Section of the Commission at Room 1024, telephone number 1-800-
SEC-0330, Judiciary Plaza, 450 Fifth Street, N.W.,
Washington, DC 20549, at the Chicago Regional
Office, Citicorp Center, 500 West Madison Street,
Suite 1400, Chicago, Illinois 60661-2511 and the
New York Regional Office, New York, New York 10048.

We shall become subject to the informational
requirements of the Securities Exchange Act of
1934, as amended, and in accordance therewith will
file reports and other information with the
Securities and Exchange Commission.   We have not
yet filed any reports with the Securities and Exchange Commission.

We will provide without charge to each person who receives a prospectus, upon written or oral request of such person, a copy of any of the information that was incorporated by reference in the prospectus (not including exhibits to the information that is incorporated by reference unless the exhibits are themselves specifically incorporated by reference). Requests for copies of said documents should be directed to Joo Young Kim, President.

The Commission maintains a Web site --
//www.sec.gov -- that contains reports, proxy and information statements and other information regarding issuers that file electronically with the Commission.

No dealer, salesman, agent or any other person has
been authorized to give any information or to make
any representation other than those contained in
this prospectus.   If given or made, this
information or representation must not be relied on as having been authorized by Nodesystem America or the underwriter, if an underwriter assists in the sale of the securities.

This prospectus does not constitute an offer or a solicitation by anyone to any person in any state, territory or possession of the United States in which the offer or solicitation is not authorized by the laws thereof, or to any person to whom it is unlawful to make such offer or solicitation.
Neither the delivery of this prospectus or any sale made hereunder shall, under any circumstances, create an implication that there has not been any change in the facts set forth in this prospectus or in the affairs of Nodesystem America since the date hereof.

                   Experts

The audited financial statements included in this prospectus have been so included in reliance on the report of Donahue Associates, L.L.P., Certified
Public Accountant, on the authority of such firm as experts in auditing and accounting.

             Financial Statements

Index to Financial Statements

Unaudited Balance Sheet as of November 30, 2001
Unaudited Statement of Operations for the four
   months ended November 30, 2001
Unaudited Statement of Cash Flows for the four
   months ended November 30, 2001
Notes to Financial Statements

Independent Auditor's Report
   dated September 14, 2001
Balance Sheet dated July 31, 2001
Statement of Operations for the four months ended
July 31, 2001
Statements of Cash Flows for the four months ended
July 31, 2001
Statement of Changes in Stockholders' Equity from inception to July 31, 2001
Notes to Financial Statements

         Nodesystem America, Inc.
        (A Development State Company)
             Balance Sheet
           As of November 30, 2001
                (unaudited)


ASSETS

Current assets:
  Cash                                   $ 17,970
                                         --------
  Total current assets                     17,970

Other assets:
  Franchise rights (net of
     accumulated amortization)              4,318
                                         --------
        Total assets                     $ 22,288
                                         ========

LIABILITIES AND SHAREHOLDERS' EQUITY

  Accounts payable                          1,786
                                         --------
  Total current liabilities                 1,786

Sharheolders' equity
  Common stock, $.001 par value-
    25,000,000 shares authorized,
    15,700,000 shares issued and
    outstanding at November 30, 2001       15,700
  Additional paid in capital               69,424
  Accumulated deficit during the
    Development stage                     (64,622)
                                         --------
         Total Liabilities and
           Shareholders' Equity           $22,288
                                         ========

See accompanying notes to these
  financial statements

         Nodesystem America, Inc.
        (A Development State Company)
             Statement of Operations
     For the Four Months Ended November 30, 2001

Revenues:

  Gross Sales                                 $0
  Less cost of sales                           0
                                         -------
Gross profit on sales                          0

General and administrative expenses:
  Salaries and benefits                        0
  Consulting services                      7,000
  Legal and accounting fees                4,754
  General administration                   4,581
                                         -------

Total general and administrative
  expenses                                16,335
                                         -------
Net loss before provision for income
  taxes                                  (16,335)

  Provision for income taxes                   0
                                         -------
Net loss                                ($16,335)
                                        ========

Net loss per common share:
Basic and fully diluted                   ($0.00)

Weight average of common shares:
Basic and fully diluted               15,700,000


See accompanying notes to these
  financial statements

         Nodesystem America, Inc.
        (A Development State Company)
           Statement of Cash Flows
     For the Four Months Ended November 30, 2001

Operating Activities:
  Net loss                               ($16,335)

Adjustments to reconcile net loss
  items not requiring cash:
  Amortization                                392

Changes in other operating assets and
  and liabilities:
  Accounts payable                            286
                                          -------
Net cash used by operating activities     (15,657)

Net decrease in cash during the period    (15,657)

Cash balance at July 31, 2001              33,627
                                          -------
Cash balance at November 30, 2001         $17,970
                                          =======

Supplemental disclosures of cash flow
  information:
  Interest paid during the period              $0
  Income taxes paid during the period          $0

See accompanying notes to these
  financial statements

Note 1.    In the opinion of management of
NodeSystem America, the unaudited financial statements of NodeSystem for the interim period shown, include all adjustments, necessary for a fair presentation of the financial position at November 30, 2001, and the results of operations and cash flows for the period then ended. The results of operations for the interim periods shown may not be indicative of the results that may be expected for the fiscal year. These statements should be read in conjunction with the financial statements and notes thereto included in the Company's audit for the year ended July 31, 2001.

DONAHUE ASSOCIATES, L.L.P.
  27 Beach Road, Suite C05A
  Monmouth Beach, NJ 07750
     Phone: 732-229-7723

       Independent Auditors' Report

The Board of Directors and the Shareholders of Nodesystem America, Inc.

I have audited the accompanying consolidated
balance sheet of Nodesystem America, Inc. as of
July 31, 2001 and the related statements of
operations and changes in stockholders' equity and
cash flows for the four months then ended.   These
financial statements are the responsibility of
management.   Our responsibility is to express an
opinion on these financial statements based on our audit.

I conducted our audit in accordance with generally
accepted auditing standards generally accepted in
the United States of America.   Those standards
require that we plan and perform the audit to
obtain reasonable assurance about whether the
financial statements presented are free of material
misstatement.   An audit includes examining, on a
test basis, evidence supporting the amounts and
disclosures in the financial statements.   An audit
also includes assessing the accounting principles used and significant estimates made by the management, as well as evaluating the overall financial statement presentation. I believe that our audit provides a reasonable basis for our opinion.

In my opinion, the financial statements referred to above present fairly, in all material respects, the financial position Nodesystem America, Inc. as of July 31, 2001 and the results of operations, changes in stockholders' equity and cash flows for the four months then ended in conformity with generally accepted accounting principles generally accepted in the United States of America.

As further discussed in Note 6 of the financial
statements, the Company has been in the development
stage since its inception on April 1, 2001.
Realization of assets and satisfaction of
liabilities is dependent upon the Company's ability
to achieve profitability.   These factors raise
substantial doubt as to the Company's ability to continue as a going concern.

Donahue Associates, LLP
Monomouth Beach, NJ            September 14, 2001

         Nodesystem America, Inc.
        (A Development State Company)
             Balance Sheet
           As of July 31, 2001


ASSETS

Current assets:
  Cash                                    $33,627
                                         --------
  Total current assets                     33,627

Other assets:
  Franchise rights (net of
     accumulated amortization)              4,710
  Organization costs (newt of
     accumulated amortization)                235
                                         --------
        Total assets                      $38,337
                                         ========

LIABILITIES AND SHAREHOLDERS' EQUITY

  Accounts payable                          1,500
                                         --------
  Total current liabilities                 1,500

Sharheolders' equity
  Common stock, $.001 par value-
    25,000,000 shares authorized,
    15,700,000 shares issued and
    outstanding at July 31, 2001           15,700
  Additional paid in capital               69,424
  Accumulated deficit during the
    Development stage                     (48,287)
                                         --------
         Total Liabilities and
           Shareholders' Equity           $38,337
                                         ========

See accompanying notes to these
  financial statements

         Nodesystem America, Inc.
        (A Development State Company)
             Statement of Operations
     For the Period from inception to July 31, 2001

Revenues:

  Gross Sales                                 $0
  Less cost of sales                           0
                                         -------
Gross profit on sales                          0

General and administrative expenses:
  Salaries and benefits                   10,290
  Consulting services                     30,350
  Legal and accounting fees                1,500
  General administration                   6,147
                                         -------

Total general and administrative
  expenses                                48,287
                                         -------
Net loss before provision for income
  taxes                                  (48,287)

  Provision for income taxes                   0
                                         -------
Net loss                                ($48,287)
                                        ========

Net loss per common share:
Basic                                     ($0.00)

Weight average of common shares:
Basic                                 15,492,066


See accompanying notes to these
  financial statements

         Nodesystem America, Inc.
        (A Development State Company)
           Statement of Cash Flows
     For the Period from inception to July 31, 2001

Operating Activities:
  Net loss                               ($48,287)

Adjustments to reconcile net loss
  items not requiring cash:
  Consulting fees                             350
  Salaries                                 10,290

Changes in other operating assets and
  and liabilities:
  Accounts payable                          1,500
                                          -------
Net cash used by operating activities     (36,147)


Financing Activities:
  Issuance of common stock                 69,774
                                          -------
Net cash provided by financing
  activities                               69,774
                                          -------

Net decrease in cash during the period     33,627

Cash balance at inception, April 1, 2001        0
                                          -------
Cash balance at July 31, 2001             $33,627
                                          =======

Supplemental disclosures of cash flow
  information:
  Interest paid during the period              $0
  Income taxes paid during the period          $0

See accompanying notes to these
  financial statements

         Nodesystem America, Inc.
        (A Development State Company)
   Statement of Changes in Shareholders' Equity
       From Inception to July 31, 2001

                              Common      Common     Additional    Deficit during
                               Stock       Stock       Paid In      Development
                              (Shares)  (Par Value)    Capital         Stage       Total
Balance at inception
  (April 1, 2001)                    0         $0           $0              $0        $0

Issuance of common stock       350,000        350       69,424               0    69,774

Common stock issued to
  purchase franchise rights  4,710,000      4,710                                  4,710

Common stock issued to
  Employees                 10,290,000     10,290                                 10,290

Common stock issued to
  Consultants                  350,000        350                                    350

Net loss for the period                                              (48,287)    (48,287)
                            ----------    -------      -------       -------     -------
Balance at July 31, 2001    15,700,000    $15,700      $69,424      ($48,287)    $36,837
                            ==========    =======      =======       =======     =======

See accompanying notes to these
  financial statements

         Nodesystem America, Inc.
        (A Development State Company)
         Notes to the Financial Statements

Note 1. Organization and Summary of Significant
Account Policies

Nodesystem America, Inc. (the Company), was organized in the state of Nevada in April 2001.
The Company has had no business operations to date.

Use of Estimates - The preparation of the financial statement sin conformity with generally accepted accounting principals requires management to make certain estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results may differ from these estimates.

Franchise rights - Include the purchase of the
exclusive right to market a television advertising
system in the United States.   The advertising
system was developed and is owned by a Korean based
company.   The right was purchased in July 2001 and
expires July 2006.   The asset will be amortized on
a straight line basis over the term of the right.

Development Stage Company - The Company has had no
revenue since its inception and its activities have
been limited to a developmental nature.   The
Company has therefore treated its activities as a
development stage company as per Statement of the
Accounting Standards (SFAS) No. 7, Account and
reporting by Development Stage Enterprises.  As per
SFAS No. 7, financial transaction are
under accepted accounting principles.   Costs
incurred during the development stage are accumulated in "losses accumulated during the development stage" and are reported in the Shareholders' Equity section of the balance sheet.

Income taxes - The Company accounts for income
taxes in accordance with the Statement of
Accounting Standards No. 1209 (SFAS No. 109)
"Accounting for Income Taxes" SFAS No. 109 requires
an asset and liabilities approach for financial
accounting and reporting for income taxes.
Deferred income tax assets and liabilities are
computed annually for differences between financial
statement and income tax bases of assets and
liabilities that will result in taxable income or
deductible expenses in the future based on enacted
tax laws and rates applicable to the period s in
which the differences are expected to affect
taxable income.   Valuation allowances are
established when necessary to reduce deferred tax
assets and liabilities to the amount expected to be
realized.   Income tax expense is the tax payable
or refundable for the period adjusted for the change during the period in deferred tax assets and liabilities.

Organization costs - The Company follows the
guidelines set forth in Statement of Position (SOP)
98-5 regarding organization costs.   Accordingly,
the cost to organize the Company are included in the statement of operations as general administration expense.

Recent Pronouncements - In June 2998, FASB issued
SFAS No. 1233, Accounting for Derivative
Instruments and Hedging Activities.   This
statement restablishes accounting and reporting standards for derivative instruments and requires recognition of all derivative assets and liabilities in the statement of financial position and measurement of these instruments at fair value.
The statement is effective for the Company in the year February 28, 2001. Management believes that the adoption of SFAS No. 133 will not have be material impact on the financial position of the Company or its results of operations and changes in cash flows.

Note 2.  Fair Values of Financial Instruments

The carrying amounts of cash and accounts payable are estimated by management to approximate fair value at July 31, 2001.

Note 3.  Net Loss Per Share

The Company applies SFAS No. 2128, Earnings Per
Share, to calculate net loss per share.   In
accordance with SFAS No. 128, basic net loss per
share has been computed based upon the weighted
average of common shares outstanding during the
four months ended July 31, 2001.   The Company has
no financial instruments outstanding that are convertible into common stock at July 31, 2001.

   Shares outstanding    15,700,000
                         ==========
   Weighted average of
    shares outstanding   15,492,066
                         ==========

Note 4.  Commitments and Contingencies

The Company is not committed to any non-cancelable operating or capital leases at July 31, 2001.

Note 5.  Litigation

The Company has no legal proceedings against it nor is aware of any pending, threatened or contemplated, or unsatisfied judgments against it.

Note 6.  Provision for Income Taxes

Provision for income taxes is comprised of the following for the four months ended July 31, 2001

Net loss before provision
  for income taxes                      ($48,052)

Current tax expense:

Federal                                       $0
State                                          0
                                        --------

Total                                         $0

Less deferred tax benefit:

Federal loss carry-forward                (7,208)
Allowance for recoverability               7,208
                                        --------
Provision for income taxes                    $0
                                        ========

A reconciliation of provision for income taxes at the statutory rate to provision for income taxes at the Company's effective tax rate is as follows:

Statutory U.S. federal rate                  15%
Statutory state and local income tax          0%
Less allowance for tax recoverability       -15%
                                        -------
Effective rate                                0%
                                        =======

Deferred income taxes are comprised of the following as of July 31, 2001

Federal loss carry-forward               $7,208
Allowance for recoverability             (7,208)
                                       --------

Deferred tax benefit                         $0
                                       ========

Note 7.  Going Concern

The accompanying financial statements have been
presented in accordance with generally accepted
accounting principles, which assumes the continuity
of the Company as a going concern.  However, during
the four months ended July 31, 2001, the Company
has had no business operations.   The Company has
incurred net losses of $48,052 from inception through July 31, 2001.

Management's plans with regard to this matter is as follows:

The Company's plan is to seek, investigate, and if such investigation warrants, acquire an interest in a business entity which desires to seek the perceived advantages of a corporation which has a class of securities registered under the Securities
Exchange Act of 1934 (the "Exchange Act").
Management does not intend to restrict the search to any specific business, industry, or geographical location and the Company may participate a business venture of virtually any kind of nature.
Management anticipates that it will be able to participate in only one potential business venture because the Company has nominal assets and limited financial resources.

The Company may seek a business opportunity with
entities which have recently commenced operations,
or which wish to utilize the public marketplace in
order to raise additional capital to expand into
new products or markets, to develop a new product
or service, or for other corporate purposes.   The
Company may acquire assets and establish wholly-owned subsidiaries in various businesses or acquire existing businesses as subsidiaries.

Note 8.  Issuances of Common Stock

During the four months ended July 31, 2001, the Company issued 350,000 shares of common stock and received proceeds of $69,774.

In July 2001, the Company issued 4,710,000 shares
of common stock to purchase the exclusive right to
market a television advertising system from a
Korean based company.   The Company used the par
value of the common stock to value the transaction.

In May 2001, the Company issued 10,290,000 shares
of common stock to employees for services rendered
prior to the organization of the Company.   The
Company used the par value of the common stock to value the transaction.

In June 2001, the Company issued 350,000 shares of common stock to various consultants for their assistance in organizing the Company. The Company used the par value of the common stock to value the transaction.

Note 9.   Addendum to the Statement of Cash Flows

The following transaction has been classified as non-cash transactions and has been excluded from the statement of cash flows:

In July 2001, the Company issued 4,710,000 shares
of common stock to purchase the exclusive right to
market a television advertising system from a
Korean based company.   The Company used the par
value of the common stock to value the transaction.

Note 10.   Concentration of Credit Risk

As of July 31, 2001, the Company held no financial instruments with a significant concentration of credit risk.

Note 11.   Related Party Transactions

In July 2001, the Company issued 4,710,000 shares of common stock to purchase the exclusive right to market a television advertising system from a shareholder of the Company. The Company used the par value of the common stock to value the transaction, or $4,710.

END OF FINANCIAL STATEMENTS

Until           , 2002 (90 days after the date of
the prospectus), all persons effecting transactions
in the registered securities, whether or not
participating in the offering, may be required to
deliver a prospectus.   These persons are still
obligated to deliver a prospectus when they act as underwriters and when they sell their unsold allotments or subscriptions.

                             PART II
        INFORMATION NOT REQUIRED BY PROSPECTUS

Item 24.	Indemnification of Officers and
Directors.

The By-Laws of Nodesystem America, Inc. provides that a director of the registrant shall have no personal liability to the Registrant or its stockholders for monetary damages for breach of a fiduciary duty as a director, except for liability
(a) for any breach of the director's duty of loyalty to the Registrant or its stockholders, (b) for acts and omissions not in good faith or which involve intentional misconduct or a knowing violation of law, and (c) pursuant to Nevada law for any transaction from which the director derived an improper personal benefit.

Registrant's By-Laws exculpates and indemnifies the directors, officers, employees, and agents of the registrant from and against liabilities. Further the By-Laws also provides that the Registrant shall indemnify to the full extent permitted under Nevada law any director, officer employee or agent of Registrant who has served as a director, officer, employee or agent or the Registrant or, at the Registrant's request, has served as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise.

INDEMNIFICATION OF OFFICERS OR PERSONS CONTROLLING
THE COMPANY FOR LIABILITIES ARISING UNDER THE
SECURITIES ACT OF 1933, IS HELD TO BE
AGAINST PUBLIC POLICY BY THE SECURITIES AND
EXCHANGE COMMISSION AND IS THEREFORE UNENFORCEABLE.

Item 25.	Other Expenses of Issuance and
Distribution.   Other expenses in connection with
this offering which will be paid by Nodesystem
America, Inc. are estimated to be substantially as follows:

                                           Amount Payable
Item                                         By Company
S.E.C. Registration Fees                    $   36.00
Printing and Engraving Fees                  1,500.00
Legal Fees                                   3,020.00
Accounting Fees and Expenses                 2,500.00
Miscellaneous                                2,500.00
                                           ----------
Total                                       $9,556.00

The selling security holders will not pay any expenses in connection with the offering.

Item 26.	Recent Sales of Unregistered
Securities.

During the four months ended July 31, 2001, the
Company issued 350,000 shares of common stock to 35
individuals (10,000 shares each) and received
proceeds of $69,774 or $.20 per common share.
These common shares were issued to non-affiliates
except for 20,000 sold to the directors.   These
shares were issued pursuant to an exemption under Regulation S to non-U.S. persons.

In May 2001, the Company issued 10,290,000 common
shares at $.001 per common share to Joo Young Kim
for services rendered prior to the organization of
the Company.   These securities were issued under
an exemption provided by Section 4(2) of the
Securities Act of 1933.   Mr. Kim, as an officer
and director of Nodesystem America is a
sophisticated investors that had an ongoing relationship with Nodesystem America.

In June 2001, the Company issued 175,000 common
shares to Muir Management Corporation, consultant
and 175,000 common shares to Camko Capital Corp.
for their assistance in organizing the Company
valued at $.001 per common share.    These
securities were issued under an exemption provided by Section 4(2) of the Securities Act of 1933.
These companies are sophisticated investors that had an ongoing relationship with Nodesystem
America.

In July 2001, the Company issued 4,710,000 common
shares at $.001 per common share to Node System
Co., Ltd. as part of the purchase of the exclusive
right to market a television advertising system.
These securities were issued under an exemption
provided by Section 4(2) of the Securities Act of
1933.   Node System Co., Ltd. is a sophisticated
investor that had an ongoing relationship with Nodesystem America.

In October 2001, the Company issued 20,000 common
shares to Jody M. Walker as partial payment of
legal services.   These securities were issued
under an exemption provided by Section 4(2) of the
Securities Act of 1933.   Mrs. Walker is a
sophisticated investor that had an ongoing relationship with Nodesystem America.

Item 27.   Exhibit Index.

(1)               Not Applicable
(2)               Not Applicable
(3)               Articles of Incorporation dated
                    April 4, 2001
(3.1)             Bylaws
(4)               Specimen certificate for common
                   stock
(5)               Consent and Opinion of Jody M.
                    Walker regarding legality of
                    securities registered under
                    this Registration Statement and
                    to the references to such
                    attorney in the prospectus
                    filed as part of this
                    Registration Statement
(6)               Not Applicable
(7)               Not Applicable
(8)               Not Applicable
(9)               Not Applicable
(10.1)            License Agreement between
                  Nodesystem America, Inc. and
                  Nodesystem Korea, Inc. dated June
                  30, 2001
(11)              Not Applicable
(12)              Not Applicable
(13)              Not Applicable
(14)              Not Applicable
(15)              Not Applicable
(16)              Not Applicable
(17)              Not Applicable
(18)              Not Applicable
 (19)             Not Applicable
(20)              Not Applicable
(21)              Not Applicable
(22)              Not Applicable
(23)              Not Applicable
(24)              Consent of Donahue Associates,
                  L.L.P., Certified Public
                  Accountants
(25)              Not Applicable
(26)              Not Applicable
(27)              Not Applicable
(28)              Not Applicable

Item 28.   Undertaking.

The undersigned registrant hereby undertakes:
(a)(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:
(i) To include any prospectus required by Section
10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or
events which, individually or together, represent a
fundamental change in the information in the
registration statement.   Notwithstanding the
foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation form the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

(iii) To include any additional or changed material information on the plan of distribution.

(2) That, for the purpose of determining any liability under the Securities Act, we shall treat each such post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time shall be deemed to be the initial bona fide offering.

(3) To file a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

(b)  to supplement the prospectus, after the end of
the subscription period, to include the results of
the subscription offer, the transactions by the
underwriters during the subscription period, the
amount of unsubscribed securities that the
underwriters will purchase and the terms of any
later reoffering.   If the underwriters make any
public offering of the securities on terms different from those on the cover page of the prospecutus, we shall file a post-effective amendment to state the terms of such offering.

(c)  Not applicable.

(d) to provide to the underwriter at the closing specified in the underwriting agreement certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

(e) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

              SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-
2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Vancouver, Province of British Columbia on the 14th day of April 2002.

  Nodesystem America, Inc.
/s/Joo Young Kim
------------------------------
By: Joo Young Kim, President

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.

Signature                  Capacity                   Date
/s/Joo Young Kim          Chief executive officer
-------------------       Chief financial officer
Joo Young Kim               Controller/Director      4/14/02


/s/Kyung Sook Kim             Director               4/14/02
--------------------
Kyung Sook Kim

/s/Kum-Suk Lee                Director               4/14/02
--------------------
Kum-Suk Lee